UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2025

REIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12407 N. Mopac Expy., Suite 250, #390

Austin, Texas 78758

(Address of principal executive offices)

(737) 802-1989

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	RNTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On December 11, 2025, Rein Therapeutics, Inc. (the “Company”) elected to terminate the Pre-Paid Advance Agreement (the “PPA”) dated July 29, 2025 with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”), and the Standby Equity Purchase Agreement (the “SEPA”) dated July 29, 2025 also entered into with Yorkville. The Company had taken a total of $3 million of advances under the PPA, the most recent advance having been taken on October 23, 2025. The Company conducted no sales of its common stock under the SEPA. No penalties or fees were incurred by the Company in connection with its election to terminate the PPA and SEPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Dated: December 11, 2025	/s/ Brian Windsor
Brian Windsor, Ph.D.,
President and Chief Executive Officer